Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference of our firm under caption “Experts” and to the use of our report dated May 9, 2011, in the Registration Statement (Form F-1) and related Prospectus of Diana Containerships Inc. dated May 9 , 2011.
/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.
May 9, 2011
Athens, Greece